Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Fortinet, Inc. for the quarterly period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ken Xie, as Principal Executive Officer of Fortinet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

Date: May 13, 2010	By:	/s/ Ken Xie
Ken Xie
President and Chief Executive Officer and Director
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Fortinet, Inc. for the quarterly period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ken Goldman, as Principal Financial Officer of Fortinet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

Date: May 13, 2010	By:	/s/ Ken Goldman
Ken Goldman
Vice President and Chief Financial Officer
(Principal Financing Officer)